Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Investment Grade Bond Portfolio (BR-IG)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Consulting Group Capital Markets Funds (CG-CGCM)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
U.S. Total Bond Index Master Portfolio (MIP_AGG)
Nationwide Bond Index Fund (NW-BI)
NVIT Bond Index Fund (NW-GBI)
JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
07-18-2016

Security Type:
BND/CORP


Issuer
Teva Pharmaceutical Finance Netherlands III B.V.
(2026)

Selling
Underwriter
Barclays Capital Inc

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[x] Other:  Morgan Stanley & Co. LLC, MUFG
Securities Americas Inc for CG-CGCM

List of
Underwriter(s)
Barclays Capital Inc., BNP Paribas Securities
Corp., Credit Suisse Securities (USA) LLC, HSBC
Securities (USA) Inc., Merrill Lynch, Pierce
Fenner & Smith Incorporated, Mizuho Securities
USA Inc., Citigroup Global Markets Inc., Morgan
Stanley & Co. LLC, RBC Capital Markets, LLC,
SMBC Nikko Securities America, Inc., Bank of
China Limited London Branch, BBVA Securities
Inc., Commerz Markets LLC, Lloyds Securities
Inc., MUFG Securities Americas Inc., PNC Capital
Markets LLC, Scotia Capital (USA) Inc., TD
Securities (USA) LLC

Transaction Details

Date of Purchase
07-18-2016


Purchase
Price/Share
(per share / %
of par)
$99.734

Total
Commission,
Spread or
Profit
0.450%


1.	Aggregate Principal Amount Purchased
(a+b)
$80,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$23,329,000

b. Other BlackRock Clients
$56,671,000

2.	Aggregate Principal Amount of
Offering
$3,500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.02285


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date: 07-20-2016
Global Syndicate Team Member




Approved by:
Steven DeLaura
Date: 07-20-2016
Global Syndicate Team Member